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                                  NEWS RELEASE


For:           INTERVISUAL BOOKS, INC.
               2716 Ocean Park Blvd., #2020
               Santa Monica, CA 90405

Contact:       Dan P. Reavis
               Chief Financial Officer
               Intervisual Books, Inc.
               (310) 396-8708

                                                           FOR IMMEDIATE RELEASE


                INTERVISUAL BOOKS REPORTS SECOND QUARTER RESULTS

      Santa Monica, California -- July 14, 1998 -- Intervisual Books, Inc. (IBI) (NASDAQ: IVBK) today reported second quarter 1998 sales were up 10% on sales of $3,629,640, as compared to $3,301,644 for the same period of 1997. The loss for the second quarter of 1998 was $346,392 or $.07 per share. This compares with a net loss of $415,231 or $.08 per share for the same period of 1997.

      For the six months ended June 30, 1998, the Company reported a loss of $809,718 or $.16 per share, compared with a net loss of $828,315 or $.16 per share for the corresponding period last year. Sales for the first six months of 1998 were $4,939,709, as compared to $5,397,929 in 1997.

      Norm Sheinman, IBI's president and chief operating officer stated, "Our sales continue to be adversely affected by the strength of the US dollar compared with the currencies of major international countries where we historically have sold 30% to 40% of our books. The Japanese Yen and the German Mark, for example, are down 31% and 22% since April 1996, making our books that much more expensive."




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      Sheinman went on to explain that the continuing Asian economic crisis was another factor significantly affecting sales, particularly in Japan. Traditionally Japan is IBI's third best market, after the US and England. Sales to Japan are materially below last year and are expected to remain that way for all of 1998.

      In addition, Sheinman stated, "Business with our US publishers continues to be affected by consolidations in the industry. Long-term IBI customer Random House was recently acquired by Bertelsmann and is the eighth of IBI's US publishers to have been absorbed by US or international conglomerates during the last six years. This clearly explains why IBI has placed a high priority on its move into self-publishing.

      Though the introduction of 51 new self-published titles during 1998 will more than double sales of self-published titles achieved in 1997, it now appears that the transition from being mainly a packager to both a packager and publisher will not compensate for the anticipated loss of sales due to the factors explained above; and, therefore, we expect third quarter 1998 sales and income to be below those of 1997."

      Sheinman added, "We wish to emphasize that our marketing plan is to continue selling our books to all international publishers and selected US publishers as a packager, but we will continue to market our own titles under the Piggy Toes Press and Pop-Up Press imprints through our distributor, Andrews McMeel of Kansas City. Fall 1998 books enjoying advance sales beyond expectations include an adult dimensional spectacular titled Harley-Davidson, a Three-Dimensional Tribute to an American Icon and The Alphabet Chest by Rebecca Wildsmith, an outstanding juvenile illustrator."

      To strengthen its sales efforts in the US and Europe, IBI has acquired the services of Ed Martin and Jeffrey Nobbs, both of whom have over twenty years of publishing


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experience. Mr. Martin, who has been appointed vice president of North American sales, worked with Random House for 19 years achieving the position of Senior VP of Sales and Marketing of the Juvenile and Merchandise group. Also, he was the sales director of the Disney Mouseworks division from 1994 to 1996.

      Jeffrey Nobbs, who worked with IBI in England from 1992 to 1994 as vice president of European sales and in Los Angeles from 1994 to 1996 as IBI's publisher, will act as IBI's European marketing and book development consultant from his office in Manchester, England.

      Sheinman also explained that IBI's commercial sales division, which creates and markets interactive paper premiums and books for the advertising industry, is fully activated and is expected to contribute revenues in 1999.

      Intervisual is the world's leading creator and producer of interactive pop-up and novelty books for children and adults.


                                      * * *

      This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The Company may experience significant fluctuations in future operating results due to a number of economic, competitive and other factors, including, among other things, the size and timing of customer orders, changes in laws, new or increased competition, delays in new products, production problems, changes in market demand, market acceptance of new products, seasonality in product purchases, changes in foreign exchange rates and others. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors which could materially affect the Company and its operations are included in the Company's filings with the Securities and Exchange Commission and are incorporated herein.


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                             INTERVISUAL BOOKS, INC.

                            STATEMENTS OF OPERATIONS


                                     Quarter Ended                 Six Months Ended
                                       June 30,                        June 30,
                              ---------------------------     ---------------------------
                                  1998            1997            1998            1997
                              -----------     -----------     -----------     -----------
Net sales                     $ 3,578,824     $ 3,292,770     $ 4,736,607     $ 5,381,563
Rights income                      50,816           8,874         203,102          16,366
                              -----------     -----------     -----------     -----------
Total revenues                  3,629,640       3,301,644       4,939,709       5,397,929

Cost of sales                   2,861,262       2,582,454       3,752,090       4,247,064
                              -----------     -----------     -----------     -----------
Gross profit                      768,378         719,190       1,187,619       1,150,865

Selling, general and
   administrative expenses      1,238,338       1,360,212       2,315,580       2,436,512

Interest income (net)               2,306          11,713          15,480          30,190
                              -----------     -----------     -----------     -----------
Loss before income taxes         (467,654)       (629,309)     (1,112,481)     (1,255,457)

Income tax benefit               (121,262)       (214,078)       (302,763)       (427,142)
                              -----------     -----------     -----------     -----------
Net loss                      $  (346,392)    $  (415,231)    $  (809,718)    $  (828,315)
                              ===========     ===========     ===========     ===========

Loss per share:
   Basic                      $     (0.07)    $     (0.08)    $     (0.16)    $     (0.16)
                              ===========     ===========     ===========     ===========
   Diluted                          (0.07)          (0.08)          (0.16)          (0.16)
                              ===========     ===========     ===========     ===========

Weighted average number
   of shares and equivalents
   outstanding:
   Basic                        5,079,053       5,032,798       5,064,730       5,032,798
                              ===========     ===========     ===========     ===========
   Diluted                      5,079,053       5,032,798       5,064,730       5,032,798
                              ===========     ===========     ===========     ===========


BALANCE SHEET HIGHLIGHTS

                                     June 30,     December 31,
                                       1998           1997
                                   -----------    ------------
Cash and short term investments    $   459,059    $ 2,382,714
Total current assets                 7,034,130      9,799,169
Total assets                        11,287,664     13,725,574
Total current liabilities            4,756,816      6,451,463
Total liabilities                    4,917,772      6,612,419
Stockholders' equity                 6,369,892      7,113,155